EXHIBIT E

FORMS OF LETTERS FROM THE COMPANY TO MEMBERS IN CONNECTION WITH
ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED ALL OF THEIR UNITS IN THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.

______________, 2006

Dear Member:

        Multi-Strategy Hedge Opportunities LLC (the “Company”) has received and accepted for repurchase your tender of ALL of your Units of the Company as specified in your Notice of Intent to Tender.

        Because you have tendered and the Company has repurchased your entire investment in the Company, you have been issued a promissory note (the “Note”) entitling you to receive payment in an amount equal to the unaudited net asset value of your Units as of September 29, 2006, in accordance with the terms of the tender offer. The Note has been deposited in an account for you with PFPC, Inc., the Company’s administrator and agent designated for this purpose. Any cash payment in settlement of the Note will be made to the account specified in the Notice of Intent to Tender no later than November 14, 2006, unless the valuation date of such Units has changed, or the Company has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal).

        Should you wish to receive a copy of your Note, please feel free to contact PFPC, Inc., the Company’s agent for this purpose, at (800) 348-1824. You may also direct questions to the Company at (866) 878-2987 or to your financial advisor.

Sincerely,

Multi-Strategy Hedge Opportunities LLC

EXHIBIT E

______________, 2006

Dear Member:

        Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our repurchase of ALL of your Units of Multi-Strategy Hedge Opportunities LLC (the “Company”) as specified in your Notice of Intent to Tender.

        Because you have tendered and the Company has repurchased your entire investment in the Company, you have been paid an amount equal to the unaudited net asset value of your Units as of September 29, 2006 in accordance with the terms of the tender offer. A cash payment in this amount has been made to the account specified in the Notice of Intent to Tender. This is in full settlement of the Note previously issued to you in respect of your tender.

        Should you wish to receive a copy of your canceled Note, please feel free to contact PFPC, Inc., the Company’s agent for this purpose at (800) 348-1824. You may also direct questions to the Company at (866) 878-2987 or to your financial advisor.

Sincerely,

Multi-Strategy Hedge Opportunities LLC

Enclosure

EXHIBIT E

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED A PORTION OF THEIR UNITS OF THE COMPANY AS SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.

_________________, 2006

Dear Member:

        Multi-Strategy Hedge Opportunities LLC (the “Company”) has received and accepted for repurchase your tender of a portion of your Units of the Company as specified in your Notice of Intent to Tender.

        Because you have tendered and the Company has repurchased a portion of your investment in the Company, you have been issued a promissory note (the “Note”). The Note entitles you to receive payment in an amount equal to the unaudited net asset value of your Units as of September 29, 2006, in accordance with the terms of the tender offer. The Note has been deposited in an account for you with PFPC, Inc., the Company’s administrator and agent designated for this purpose. Any cash payment in settlement of the Note will be made to the account specified in the Notice of Intent to Tender no later than November 14, 2006, unless the valuation date of such Units has changed, or the Company has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal), and provided that your account retains the required minimum capital account balance, all in accordance with the terms of the tender offer.

        You remain a Member of the Company with respect to the portion of your Units that you did not tender.

        Should you wish to receive a copy of your Note, please feel free to contact PFPC, Inc., the Company’s agent for this purpose, at (800) 348-1824. You may also direct questions to the Company at (866) 878-2987 or to your financial advisor.

Sincerely,

Multi-Strategy Hedge Opportunities LLC

EXHIBIT E

_________________, 2006

Dear Member:

        Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our repurchase of a portion of your Units of Multi-Strategy Hedge Opportunities LLC (the “Company”) as specified in your Notice of Intent to Tender.

        Because you have tendered and the Company has repurchased a portion of your investment in the Company, you have been paid an amount equal to the value of the repurchased Units based on the unaudited net asset value of the Company as of September 29, 2006, in accordance with the terms of the tender offer. A cash payment in this amount has been made to the account specified in the Notice of Intent to Tender. This is in full settlement of the Note previously issued to you in respect of your tender.

        You remain a Member of the Company with respect to the portion of your Units that you did not tender.

        Should you wish to receive a copy of your canceled Note, please feel free to contact PFPC, Inc., the Company’s agent for this purpose at (800) 348-1824. You may also direct questions to the Company at (866) 878-2987 or to your financial advisor.

Sincerely,

Multi-Strategy Hedge Opportunities LLC

Enclosure